EXHIBIT 32.1: Certification of Chief Executive Officer pursuant to 18 U.S.C.ss.1850 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                           CERTIFICATION PURSUANT TO
                               18 U.S.C. ss.1350
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of South Texas Oil Company (the "Company") on Form 10-KSB for the year ending December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Scott Zimmerman, President, CEO and Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, and that to the best of the undersigned's knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                  /s/ J. Scott Zimmerman
                                  ----------------------
                                  J, Scott Zimmerman,
                                  President, CEO and Director
Date: April 15, 2008